Exhibit 99.1

NEWS RELEASE

NCI Building Systems Reports

Third Quarter Fiscal 2014 Results

HOUSTON, September 8, 2014 — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the third quarter ended August 3, 2014.

Third Quarter Financial and Operational Highlights:

•	Sales rose 14.0% to $361.6 million, compared to prior year’s third quarter
•	Gross profit increased 18.7% to $79.6 million from $67.0 million in the comparable quarter last year
•	Reported net income per diluted common share was $0.08 and adjusted net income per diluted common share of $0.10
•	Adjusted EBITDA rose 47% to $25.0 million, compared to $17.0 million in the prior year
•	Each segment achieved year-over-year double-digit growth in quarterly revenue and operating income as a result of the Company’s growth initiatives, commercial discipline and market growth
•	Backlog increased 5.6% to $337.2 million year-over-year

Norman C. Chambers, Chairman, President and Chief Executive, commented, "We delivered solid results in the third quarter, rebounding nicely after a weak first half as conditions improved and we entered our seasonally stronger second half. Importantly, we exceeded fiscal 2013’s year to date revenue by 8% and realized an improvement in pricing due to the commercial discipline displayed across all of our divisions since last August. As growth in the nonresidential construction market continues to gain traction, we are committed to maintaining commercial discipline and operational efficiency to maximize the leverage inherent in our integrated business model.”

For the fiscal third quarter, the Company reported net income of $6.1 million, or $0.08 per diluted common share compared to a net loss of $12.2 million, or $0.19 loss per diluted common share in last year’s third quarter. Third quarter adjusted net income was $7.2 million, or $0.10 per diluted common share, which excludes the impact of $1.5 million of non-recurring, non-operational strategic development costs. Last year’s third quarter adjusted net income per diluted common share, excluding the impact of early debt extinguishment costs, was $0.02.

Sales grew 14.0% to $361.6 million from $317.2 million in the prior year's third quarter, reflecting double-digit total sales growth in all three operating segments.

Gross profit increased 18.7% to $79.6 million when compared to $67.0 million in the third quarter of 2013. Gross margin improved sequentially to 22.0% from 19.5% in the second quarter of 2014. The improved performance was primarily driven by the impact of value pricing and increased operating leverage.

Engineering, selling, general administrative (ESG&A) expenses rose slightly to $65.9 million from $62.8 million in the third quarter of 2013 as a result of investments in the sales force, higher commissions due to higher volumes, and the impact of growth initiatives. ESG&A as a percent of revenues declined to 18.2% compared to 19.8% in last year’s third quarter.

Cash and cash equivalents at the end of the third quarter increased to $27.7 million compared to $16.1 million in the comparable period in fiscal 2013 and grew sequentially from $12.5 million at the end of the second quarter of fiscal 2014. In addition, the Company’s $150.0 million ABL facility remained undrawn at the end of the third quarter.

Net interest expense decreased to $3.1 million compared to $5.1 million in the third quarter of 2013, as a result of last year’s refinancing of the Company’s term loan. The weighted average number of diluted common shares used in the calculation of the third quarter of 2014 income per diluted common share was 74.4 million compared to 64.2 million in the same quarter a year ago. The 2013 weighted average share count was lower due to the conversion of preferred shares to common shares in May 2013, and thus the shares were not included in the weighted average calculation prior to conversion.

Adjusted EBITDA, a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s credit agreement increased 47.1% to $25.0 million from $17.0 million in the prior year’s third quarter. Please see the reconciliation of Adjusted EBITDA to net income (loss) in the tables attached to this release.

Fiscal Third Quarter 2014 Segment Performance

Third party sales in the Metal Coil Coating’s group increased $8.1 million, or 35.2%, over last year, driven by increased volumes out of the Middletown, OH plant as well as a beneficial shift to package sales. Total sales, including internal activity, increased $11.8 million, or 21%, compared to last year. Operating income rose 20.7% to $6.7 million from the $5.5 million reported in the third quarter of fiscal 2013.

The Metal Components group generated a $21.7 million increase, or 15.5%, in third party sales, primarily driven by volume growth in legacy single skin product sales. Operating income for the current quarter increased 29.6% to $10.4 million compared to $8.1 million in the same quarter in 2013. The group benefited from market growth, commercial discipline and the growth initiatives put in place over the past year to optimize sales and service levels. Orders for commercial and industrial applications of insulated metal panels began to rebound during the quarter indicating a return to a more normalized mix.

Third party sales in the Engineered Buildings group increased $14.6 million, or 9.5%, over the same period in 2013 primarily due to improved project mix supported by value oriented pricing. Operating income increased $5.3 million, or 87.1%, in the current quarter when compared to the prior year period. The Buildings group also benefited from improved management of freight costs and expects to realize continued margin expansion related to value pricing and manufacturing efficiencies.

The following table illustrates the composition of the Company’s revenue and profitability for the third quarter ended August 3, 2014 and July 28, 2013, respectively:

	Quarter Ended			Quarter Ended
(Revenues in millions)	August 3, 2014			July 28, 2013
Segment	Third party Revenue	% of Total Revenue	Operating Profit Margin	Third party Revenue	% of Total Revenue	Operating Profit Margin

Metal Coil Coating	$31.1	9%	9.8%	$23.0	7%	9.8%
Metal Components	162.2	45%	5.7%	140.4	44%	5.0%
Engineered Building Systems	168.3	46%	6.6%	153.8	49%	3.9%
Consolidated	$361.6	100.0%	2.9%	$317.2	100.0%	1.1%

Market commentary

The positive trend of leading indicators for nonresidential construction activity experienced in the second fiscal quarter accelerated in the third quarter. According to CBRE Econometric Advisors data, industrial vacancy rates continued to decline and the availability rate now registers at 10.8%, the lowest level since 2007. The lack of supply is expected to spur new development as sustained demand in the industrial sector continues over the next several quarters.

Reflecting the expansion in manufacturing for the 15th consecutive month, the Institute for Supply Management’s Purchasing Manager’s Index (PMI) registered 59% in August 2014. The New Orders Index was 66.7% in August; an increase of 3.3 percentage points from 63.4% in July 2014, indicating growth in new orders for the 15th consecutive month and signaling continued high levels of capital spending.

The American Institute of Architects’ (AIA) Architecture Mixed Use Index increased from 57.1 in June 2014 to 61.0 in July 2014. The Architectural Billings Index registered at 55.8 in July, up consecutively from 53.5 in June, and now at the highest reading since July 2007. The index has been above 50 for 19 of the past 24 months, signaling a continued recovery in U.S. construction spending for the remainder of 2014 and into 2015. Furthermore, the new projects inquiry index scored 66.0 in July following a strong 66.4 in June, while the new design contract index registered 55.7 in June and 54.9 in July, signaling positive momentum for near-term architectural billings.

The July 2014 Federal Reserve’s Senior Loan Officer Survey continues to report easing of lending standards and increased demand for commercial real estate loans. Banks have experienced a stronger demand over the past three months indicating increased loans to real nonresidential investments in commercial and industrial projects.

Summary/Outlook

“Our third quarter performance was largely on track with our internal expectations and demonstrates that our investments in growth initiatives and commercial discipline are beginning to pay dividends, as reflected in higher third party sales and improving margins. Increasing volumes have allowed us to leverage the improved operational efficiencies created by the recent realignment of manufacturing operations across our business units.”

“We are pleased with the steady improvement in our operating performance, and the leading indicators that signal growth in our end markets while realizing nonresidential end markets are still below historic cyclical trough volumes. The level of inquiries remains solid and our backlog continues to reflect a broadening recovery. We maintain our expectation that growth in new low rise nonresidential starts in fiscal 2014 will be in the mid-single digits, and I believe we will continue to build momentum that will take us into 2015,” Mr. Chambers concluded.

For additional information, please see the CFO Commentary at www.ncibuildingsystems.com under the tab Quarterly Earnings and Transcripts.

Conference Call Information

The NCI Building Systems, Inc. third quarter conference call is scheduled for Tuesday, September 9, 2014, at 9:00 AM ET. Please dial 1-888-471-3843 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped replay, please dial 1-888-203-1112 and the passcode 5382199# when prompted. The taped replay will be available two hours after the call through September 16, 2014.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Contact:

Layne de Alvarez

Vice President, Investor Relations

281-897-7710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service or refinance the Company's debt and obtain future financing; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; operational limitations or restrictions in connection with our debt; recognition of asset impairment charges; the ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; commodity price increases and/or limited availability of raw materials, including steel; increases in energy prices, competitive activity and pricing pressure; challenging economic conditions affecting the non-residential construction industry; volatility in the U.S. economy and abroad generally, and in the credit markets; costs related to environmental clean-ups and liabilities; changes in laws or regulations, including the Dodd-Frank Act; the dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by the selling stockholders; substantial governance and other rights held by the selling stockholders; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting the Company to liabilities and possible losses, which may not be covered by insurance; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended November 3, 2013 and in the Company’s Quarterly Report on Form 10-Q for the quarter period ending February 2, 2014, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 3,	July 28,	August 3,	July 28,
	2014	2013	2014	2013

Sales	$361,626	$317,201	$978,092	$908,184
Cost of sales, excluding gain on insurance recovery	282,061	250,163	781,016	719,440
Gain on insurance recovery	-	-	(1,311)	-
Gross profit	79,565	67,038	198,387	188,744
	22.0%	21.1%	20.3%	20.8%

Engineering, selling, general and administrative expenses	65,877	62,761	193,380	186,014
Strategic development costs	1,486	-	1,486	-
Income from operations	12,202	4,277	3,521	2,730

Interest income	60	29	110	101
Interest expense	(3,203)	(5,159)	(9,388)	(17,624)
Debt extinguishment costs, net	-	(21,491)	-	(21,491)
Other income, net	(133)	219	(43)	859

Income (loss) before income taxes	8,926	(22,125)	(5,800)	(35,425)
Provision (benefit) from income taxes	2,837	(9,933)	(2,726)	(14,264)
	31.8%	44.9%	47.0%	40.3%

Net Income (loss)	$6,089	$(12,192)	$(3,074)	$(21,161)

Income (loss) per common share:
Basic	$0.08	$(0.19)	$(0.04)	$(0.62)
Diluted	$0.08	$(0.19)	$(0.04)	$(0.62)

Weighted average number of common shares outstanding:
Basic	72,928	64,217	73,093	34,290
Diluted	74,393	64,217	73,093	34,290

Increase in sales	14.0%		7.7%

Gross profit percentage	22.0%	21.1%	20.3%	20.8%

Engineering, selling, general and administrative
expenses percentage	18.2%	19.8%	19.8%	20.5%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	August 3,	November 3,
	2014	2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$27,664	$77,436
Accounts receivable, net	133,532	135,368
Inventories, net	136,579	122,105
Deferred income taxes	30,803	27,736
Income tax receivable	1,601	1,112
Prepaid expenses and other	22,003	19,300
Investments in debt and equity securities, at market	5,408	4,892
Assets held for sale	5,732	2,879
Total current assets	363,322	390,828

Property, plant and equipment, net	249,493	260,918
Goodwill	75,226	75,226
Intangible assets, net	45,936	48,975
Deferred financing costs, net	3,553	4,316
Total assets	$737,530	$780,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$2,384	$2,384
Note payable	836	613
Accounts payable	115,191	144,553
Accrued compensation and benefits	46,606	40,954
Accrued interest	1,856	1,844
Other accrued expenses	62,842	61,266
	229,715	251,614

Long-term debt, net	233,599	235,391
Deferred income taxes	31,615	32,185
Other long-term liabilities	8,245	8,315
Total long-term liabilities	273,459	275,891

Common stock	1,460	1,471
Additional paid-in capital	627,563	638,574
Accumulated deficit	(385,809)	(382,735)
Accumulated other comprehensive loss	(4,663)	(4,436)
Treasury stock, at cost	(4,195)	(116)
Total stockholders' equity	234,356	252,758

Total liabilities and stockholders' equity	$737,530	$780,263

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Nine Months Ended
	August 3,	July 28,
	2014	2013

Cash flows from operating activities:
Net loss	$(3,074)	$(21,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,702	26,997
Deferred financing cost amortization	830	2,994
Share-based compensation expense	8,146	10,335
(Gain) loss on sale of property	41	(38)
Non-cash debt extinguishment costs	-	17,582
Gain on insurance recovery	(1,311)	-
Provision for doubtful accounts	334	1,424
Benefit from deferred income taxes	(3,109)	(14,865)
Excess tax benefits from share-based compensation arrangements	(549)	-
Changes in operating assets and liabilities:
Accounts receivable	1,503	13,146
Inventories	(14,474)	(29,186)
Income tax receivable	(2)	(1,859)
Prepaid expenses and other	(1,287)	(2,624)
Accounts payable	(29,367)	(5,561)
Accrued expenses	5,529	(5,160)
Other, net	34	(1,167)

Net cash used in operating activities	(10,054)	(9,143)

Cash flows from investing activities:
Proceeds from insurance	1,311	-
Capital expenditures	(14,529)	(17,545)

Net cash used in investing activities	(13,218)	(17,545)

Cash flows from financing activities:
Proceeds from stock options exercised	-	674
Decrease in restricted cash	-	1,375
Payments on term loan	(1,792)	(10,375)
Payments on note payable	(1,172)	(1,239)
Proceeds from Amended ABL Facility	72,000	42,000
Payments on Amended ABL Facility	(72,000)	(37,000)
Payment of financing costs	(67)	(6,215)
Purchase of treasury stock	(23,791)	(2,438)
Excess tax benefits from share-based compensation arrangements	549	974

Net cash used in financing activities	(26,273)	(12,244)
Effect of exchange rate changes on cash and cash equivalents	(227)	(77)
Net decrease in cash and cash equivalents	(49,772)	(39,009)

Cash and cash equivalents at beginning of period	77,436	55,158

Cash and cash equivalents at end of period	$27,664	$16,149

NCI Building Systems, Inc.

Business Segments

(In thousands)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	August 3, 2014		July 28, 2013		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$68,324	16	$56,478	15	$11,846	21.0%
Metal components	184,321	43	161,008	43	23,313	14.5%
Engineered building systems	174,186	41	158,369	42	15,817	10.0%
Total sales	426,831	100	375,855	100	50,976	13.6%
Less: Intersegment sales	65,205	15	58,654	16	6,551	11.2%
Total net sales	$361,626	85	$317,201	84	$44,425	14.0%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$6,665	10	$5,521	10	$1,144	20.7%
Metal components	10,437	6	8,054	5	2,383	29.6%
Engineered building systems	11,454	7	6,123	4	5,331	87.1%
Corporate	(16,354)	-	(15,421)	-	(933)	-6.1%
Total operating income (% of sales)	$12,202	3	$4,277	1	$7,925	185.3%

	Fiscal Nine Months Ended		Fiscal Nine Months Ended		$	%
	August 3, 2014		July 28, 2013		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$176,898	16	$155,539	15	$21,359	13.7%
Metal components	497,599	43	462,075	43	35,524	7.7%
Engineered building systems	475,834	41	454,030	42	21,804	4.8%
Total sales	1,150,331	100	1,071,644	100	78,687	7.3%
Intersegment sales	172,239	15	163,460	15	8,779	5.4%
Total net sales	$978,092	85	$908,184	85	$69,908	7.7%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$17,053	10	$15,818	10	$1,235	7.8%
Metal components	19,107	4	19,263	4	(156)	-0.8%
Engineered building systems	13,129	3	14,360	3	(1,231)	-8.6%
Corporate	(45,768)	-	(46,711)	-	943	2.0%
Total operating income (% of sales)	$3,521	-	$2,730	-	$791	29.0%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL THREE MONTHS ENDED AUGUST 3, 2014 AND JULY 28, 2013

(In thousands)

(Unaudited)

	Fiscal Three Months Ended August 3, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$6,665	$10,437	$11,454	$(16,354)	$12,202
Strategic development costs	-	-	-	1,486	1,486
Adjusted operating income (loss) (1)	$6,665	$10,437	$11,454	$(14,868)	$13,688

	Fiscal Three Months Ended July 28, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis (2)	$5,521	$8,054	$6,123	$(15,421)	$4,277

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

(2)	The Company did not incur any special charges during the three months ended August 3, 2014.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL NINE MONTHS ENDED AUGUST 3, 2014 AND JULY 28, 2013

(In thousands)

(Unaudited)

	Fiscal Nine Months Ended August 3, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$17,053	$19,107	$13,129	$(45,768)	$3,521
Gain on insurance recovery	(1,311)	-	-	-	(1,311)
Secondary offering costs	-	-	-	754	754
Strategic development costs	-	-	-	1,486	1,486
Adjusted operating income (loss) (1)	$15,742	$19,107	$13,129	$(43,528)	$4,450

	Fiscal Nine Months Ended July 28, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$15,818	$19,263	$14,360	$(46,711)	$2,730

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

(2)	The Company did not incur any special charges during the nine months ended August 3, 2014.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS ("ADJUSTED EBITDA")

(In thousands)

(Unaudited)

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	November 3,	February 2,	May 4,	August 3,	August 3,
	2013	2014	2014	2014	2014
Net income (loss)	$8,276	$(4,258)	$(4,905)	$6,089	$5,202
Add:
Depreciation and amortization	9,012	8,767	8,941	8,994	35,714
Consolidated interest expense, net	3,334	3,100	3,035	3,142	12,611
Provision (benefit) for income taxes	5,410	(2,506)	(3,057)	2,837	2,684
Debt extinguishment costs, net	-	-	-	-	-
Gain on insurance recovery	(1,023)	(987)	(324)	-	(2,334)
Unreimbursed business interruption costs	500	-	-	-	500
Secondary offering costs	-	704	50	-	754
Strategic development costs	-			1,486	1,486
Non-cash charges:
Share-based compensation	4,565	3,179	2,563	2,404	12,711
Embedded derivative	-	-	-	-	-

Adjusted EBITDA (1)	$30,074	$7,999	$6,303	$24,952	$69,328

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	October 28,	January 27,	April 28,	July 28,	July 28,
	2012	2013	2013	2013	2013
Net income (loss)	$6,270	$(3,627)	$(5,342)	$(12,192)	$(14,891)
Add:
Depreciation and amortization	10,355	9,122	8,809	9,066	37,352
Consolidated interest expense, net	6,226	6,244	6,149	5,130	23,749
Provision (benefit) for income taxes	3,379	(1,825)	(2,506)	(9,933)	(10,885)
Acquisition-related costs	153	-	-	-	153
Debt extinguishment costs, net	-	-	-	21,491	21,491
Non-cash charges:
Share-based compensation	3,117	3,442	3,445	3,448	13,452
Asset impairments	13	-	-	-	13
Embedded derivative	(6)	(5)	(4)	(50)	(65)

Adjusted EBITDA (1)	$29,507	$13,351	$10,551	$16,960	$70,369

(1)	The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

ADJUSTED NET LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 3,	July 28,	August 3,	July 28,
	2014	2013	2014	2013
Net income (loss) per diluted common share, GAAP basis	$0.08	$(0.19)	$(0.04)	$(0.62)
Debt extinguishment costs, net of taxes	-	0.21	-	0.39
Gain on insurance recovery, net of taxes	-	-	(0.01)	-
Secondary offering costs, net of taxes	-	-	0.00	-
Foreign exchange loss, net of taxes	0.00	-	0.01	-
Strategic development costs, net of taxes	0.02	-	0.01	-
Adjusted net income (loss) per diluted common share (1)	$0.10	$0.02	$(0.03)	$(0.23)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	August 3,	July 28,	August 3,	July 28,
	2014	2013	2014	2013
Net Income (loss) applicable to common shares, GAAP basis	$6,089	$(12,192)	$(3,074)	$(21,161)
Debt extinguishment costs, net of taxes	-	13,238	-	13,238
Gain on insurance recovery, net of taxes	-	-	(808)	-
Secondary offering costs, net of taxes	-	-	464	-
Foreign exchange loss, net of taxes	183	-	508	-
Strategic development costs, net of taxes	915	-	915	-
Adjusted net income (loss) applicable to common shares (1)	$7,187	$1,046	$(1,995)	$(7,923)

(1)	The Company discloses a tabular comparison of Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares should not be considered in isolation or as a substitute for net loss per diluted common share and net loss applicable to common shares as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(In thousands)

(Unaudited)

	Fiscal		Fiscal			%
	3rd Qtr 2014		3rd Qtr 2013		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$68,324	16%	$56,478	15%	11,846	21.0%
Less: Intersegment sales	37,192		33,450		3,742	11.2%
Third Party Sales	$31,132	9%	$23,028	7%	8,104	35.2%

Operating Income	$6,665	21%	$5,521	24%	1,144	20.7%

Metal Components
Total Sales	$184,321	43%	$161,008	43%	23,313	14.5%
Less: Intersegment sales	22,141		20,567		1,574	7.7%
Third Party Sales	$162,180	45%	$140,441	44%	21,739	15.5%

Operating Income	$10,437	6%	$8,054	6%	2,383	29.6%

Engineered Building Systems
Total Sales	$174,186	41%	$158,369	42%	15,817	10.0%
Less: Intersegment sales	5,872		4,637		1,235	26.6%
Third Party Sales	$168,314	46%	$153,732	49%	14,582	9.5%

Operating Income	$11,454	7%	$6,123	4%	5,331	87.1%

Consolidated
Total Sales	$426,831	100%	$375,855	100%	50,976	13.6%
Less: Intersegment	65,205		58,654		6,551	11.2%
Third Party Sales	$361,626	100%	$317,201	100%	44,425	14.0%

Operating Income	$12,202	3%	$4,277	1%	7,925	185.3%

	Fiscal YTD		Fiscal YTD			%
	3rd Qtr 2014		3rd Qtr 2013		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$176,898	16%	$155,539	15%	21,359	13.7%
Less: Intersegment sales	95,668		91,403		4,265	4.7%
Third Party Sales	$81,230	8%	$64,136	7%	17,094	26.7%

Operating Income	$17,053	21%	$15,818	25%	1,235	7.8%

Metal Components
Total Sales	$497,599	43%	$462,075	43%	35,524	7.7%
Less: Intersegment sales	60,339		55,925		4,414	7.9%
Third Party Sales	$437,260	45%	$406,150	45%	31,110	7.7%

Operating Income	$19,107	4%	$19,263	5%	(156)	-0.8%

Engineered Building Systems
Total Sales	$475,834	41%	$454,030	42%	21,804	4.8%
Less: Intersegment sales	16,232		16,132		100	0.6%
Third Party Sales	$459,602	47%	$437,898	48%	21,704	5.0%

Operating Income	$13,129	3%	$14,360	3%	(1,231)	-8.6%

Consolidated
Total Sales	$1,150,331	100%	$1,071,644	100%	78,687	7.3%
Less: Intersegment sales	172,239		163,460		8,779	5.4%
Third Party Sales	$978,092	100%	$908,184	100%	69,908	7.7%

Operating Income	$3,521	0%	$2,730	0%	791	29.0%